1984 STOCK OPTION PLAN OF FOSTER WHEELER US HOLDINGS, INC.
     (As amended and restated as of the date set forth in Article 9 hereof)


1.   Purpose

     This 1984 Stock Option Plan (the "Plan") is intended to increase incentive and encourage ownership of common shares of FOSTER WHEELER LTD. ("Parent"), the indirect owner of all of the outstanding capital stock of FOSTER WHEELER US HOLDINGS, INC. (the "Company"), on the part of certain key executive employees of the Company or of other corporations which are or become subsidiaries of the Company (the "Subsidiaries"). It is also the purpose of the Plan to increase the proprietary interest of such employees in the success of the Company and Subsidiaries, and to encourage them to remain in the employ of the Company or of the Subsidiaries. Options granted under the Plan are generally intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.   Shares

     The shares subject to the options shall be newly issued, or reacquired, common shares of Parent (the "Common Shares"). The total amount of the Common Shares on which options may be granted is 900,000 shares.

     In the event that any outstanding option under the Plan expires or is terminated, Common Shares allocable to the unexercised portion of such option may again become subject to an option under the Plan.

3.   Administration

     The Plan may be administered by a committee appointed by the Board of Directors of the Company (such board, the "Board of Directors," and such committee, the "Committee"). The Committee shall consist of as many Directors (but not less than three) not eligible to receive or hold options under the Plan as the Board of Directors shall determine from time to time.

     Granting options and all matters relating to the Plan and options granted pursuant thereto are hereby delegated to the Committee except such as are expressly herein reserved to the Board of Directors or to stockholders of Parent. Any determination reduced to writing and signed by a majority of the Committee shall be fully effective as if made by a majority vote at a meeting thereof duly called and held. The Committee may make such other rules and regulations for the conduct of its business as it shall deem advisable. The interpretation and construction by the Committee of provisions of the Plan or of options granted pursuant thereto shall be final and conclusive. No member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant thereto.

     If no Committee is appointed by the Board of Directors, or if the Committee shall cease or be unable to act, all functions of the Committee shall be exercised by the Board of Directors.

4.   Eligibility

     The persons eligible to receive options shall be key executive employees (including Officers and such Directors as are employees) of the Company or Subsidiaries as the Committee shall determine from time to time. An optionee may hold more than one option.

5.   Terms and Conditions of Options

     Options granted pursuant to the Plan must be granted prior to February 27, 1994 and shall be evidenced by agreements (which need not be identical) in such form as the Committee from time to time shall determine, which agreements shall not contain conditions and terms more favorable to employees than the following:

     (a) Exercise of Options

     An option may not be exercised:

          (i) within one year from the date of grant of such option; or

          (ii) if the optionee has an unexercised incentive stock option to acquire Common Shares which was granted at an earlier date; or

          (iii) if, in the opinion of counsel for the Company, exercise of this option or delivery of shares pursuant thereto might result in a violation of any law or regulation of an agency of government or have an adverse effect on the listing status or qualification of the Common Shares on any securities exchange; or

          (iv) if the optionee has not executed and returned to the Company an option agreement covering his stock option award within one year from the date of the award of such option.

     (b) Option Price

     The option shall state the option price which shall be the higher of (i) 100% of the fair market value of the Common Shares on the date of the granting of the option, or (ii) the net per share working capital value on such date. The mean of the high and low sale prices of the Common Shares on the New York Stock Exchange on the day an option is granted may be taken by the Committee as the fair market value.

     (c) Medium and Time of Payment

     The option price shall be paid upon exercise (i) in U.S. dollars, or (ii) at the option of the Committee, in Common Shares owned of record by the employee for at least six months prior to the exercise date. Such shares shall be valued at the mean of the high and low sale prices of such shares on the New York Stock Exchange on the day of exercise.

     (d) Term of Options

     No option shall be exercisable after ten years from the date granted.

     (e) Termination of Employment

     In the event that the employment of an optionee shall be terminated (otherwise than by reason of the optionee's death), the option may be exercised (to the extent that the optionee shall have been entitled to do so at the termination of his employment) at any time within three months after such termination, but not later than the expiration date of the option. So long as the optionee shall continue to be an employee of the Company or a Subsidiary, the option shall not be affected by (i) any change of duties or position, or
(ii) any temporary leave of absence approved by each employing corporation and by the Committee. Nothing in this Plan or in any option agreement hereunder shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or interfere in any way with the right of the Company or such Subsidiary to terminate his employment at any time, with or without cause.

     If an optionee shall die while employed by the Company or a Subsidiary, or within three months after the termination of his employment, the option may be exercised (to the extent that the optionee shall have been entitled to do so at his death) by a legatee or legatees of the optionee under his last will, or by his personal representatives or distributees, at any time within three years after his death (but not later than the expiration date of the option).

     For purposes of this section of the Plan, a member of the Board of Directors of the Company or of Parent, so long as he remains on such Board, shall not be deemed to have terminated his employment by reason of his retirement as an employee of the Company. Upon termination as a member of either or both such Boards, or death, the Board member, a legatee or legatees, or his personal representative or distributees shall have the same time period to exercise an option as provided above for a retired or deceased employee.

     (f) Assignability

     No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him.

     (g)  Rights as a Shareholder

     An optionee shall have no rights as a shareholder with respect to any shares covered by his option until the date of the issuance of a certificate to him for such shares.

     (h) Limitations on Option Grants

     The aggregate annual fair market value of Common Shares per employee, determined at the time of grant, shall not exceed the lesser of (i) $100,000, plus any unused carry over amounts from prior years within the meaning of the Code, or (ii) 150% of the employee's annual compensation.

     (i) Grants of Units

     The Committee shall have the right to grant units ("Units") to optionees. Each Unit shall represent the right to receive upon exercise, in cash, the excess of the fair market value, on the date of exercise, of the Common Shares subject to such Unit, or such other amount as may be provided by the Committee at the time of grant of the Unit, over the exercise price of the Unit. A Unit shall be exercisable only upon a "Change of Control" as hereinafter defined. A Unit may be granted independently of any option granted hereunder or may be granted in respect of Common Shares subject to an option concurrently granted ("related option or Unit") in which case, the exercise of such Unit or related option, as the case may be, in whole or in part, shall be treated as if such related option or Unit has been exercised to the same extent. Each Unit which is related to an option shall be exercisable only when such related option is exercisable and shall be subject to all the restrictions and limitations applicable to each related option.

     For purposes of the Plan, a "Change of Control" shall mean:

          (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of Parent where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of Parent entitled to vote generally in the election of directors (the "Outstanding Parent Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent, (ii) any acquisition by Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (3) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Parent Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of Parent, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Parent Voting Securities; or

          (2) individuals who, as of the Effective Time (as defined in Article 9 hereof), constitute the Board of Directors of Parent (such board, the "Parent Board," and such individuals, the "Incumbent Board") cease for any reason to constitute at least a majority of the Parent Board; provided, however, that any individual becoming a director subsequent to the Effective Time whose election, or nomination for election by Parent's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Parent Board; or

          (3) the approval by the shareholders of Parent of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Parent ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Parent or all or substantially all of Parent's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Voting Securities, (ii) no Person (excluding any (x) corporation owned, directly or indirectly, by the beneficial owners of the Outstanding Parent Voting Securities as described in clause (i) immediately preceding or (y) employee benefit plan (or related trust) of Parent or such corporation resulting from such Business Combination, or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent
     Board at the time of the execution of the initial agreement, or of the action of the Parent Board, providing for such Business Combination; or

          (4) approval by the shareholders of Parent of a complete liquidation or dissolution of Parent.

     For the avoidance of doubt, neither the approval nor the consummation of the merger of Foster Wheeler Corporation with and into Foster Wheeler LLC (whereby each outstanding share of common stock of Foster Wheeler Corporation (other than those shares of such common stock held by Foster Wheeler Corporation or any direct or indirect wholly-owned subsidiary of Foster Wheeler Corporation) was converted into one Common Share), or any restructuring transactions contemplated by or related to such merger, shall be deemed to constitute or result in, directly or indirectly, a Change of Control, for purposes of the Plan.

     (j) Investment Purpose

     Elected Officers of the Company will be required, at the time of exercise of an option, to certify in writing to the Company that at least 60% of the stock theretofore and then being acquired pursuant to options under the Plan were and are purchased for investment purposes, and the Company reserves the right to cause a legend to this effect to be placed on the certificates issued at time of exercise to evidence and implement this certification.

6.   Term of Plan

     Subject to Article 8, the Plan shall remain in effect until all options granted under the Plan have been exercised or expire.

7.   Recapitalization

     In the event of changes in the Common Shares by reason of share dividends, split-ups or combination of shares, reclassifications, recapitalizations, mergers, consolidations, organizations or liquidations, appropriate adjustments shall be made by the Committee in (a) the number and class of shares available under the Plan in the aggregate, (b) the option price provided for in the Plan,
(c) the number and class of shares to which optionees will thenceforth be entitled upon exercise of their options, and (d) the price which optionees shall be required to pay upon such exercise.

     Whether any adjustment or modification is required as a result of the occurrence of any of the events hereinbefore specified, and the amount thereof, shall be determined by the Committee, which determination shall be final, binding and conclusive.

8.   Amendment of the Plan

     The Board of Directors may from time to time suspend, discontinue or abandon the Plan or revise or amend it in any respects whatsoever except that
(a) without approval of the shareholders of Parent the number of shares subject to the Plan shall not be increased and the price at which options may be granted shall not be decreased, other than appropriate adjustments necessary to reflect share dividends, split-ups, or combinations of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, and
(b) an outstanding option shall not be amended in any respect without the consent of the optionee to whom granted.

9.   Adoption of Plan and Status of Prior Plans

     The Plan became effective when adopted by the Board of Directors of Foster Wheeler Corporation and approved by the stockholders of Foster Wheeler
Corporation at a duly held stockholders meeting by a favorable vote of holders of shares representing a majority of the votes entitled to be cast on matters submitted to stockholders. The Board of Directors approved the assumption by the Company of the Plan and all outstanding options thereunder in connection with the reorganization transactions contemplated by, and pursuant to, that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 25, 2001, among Foster Wheeler Corporation, Parent and Foster Wheeler LLC, an indirect wholly-owned subsidiary of Parent. The Plan is hereby amended and restated in its entirety, effective as of the Effective Time (as defined in the Merger Agreement). Adoption of the Plan by Foster Wheeler Corporation or the Company and approval of the Plan by the stockholders of Foster Wheeler Corporation shall not affect the stock option plans of the Company previously adopted by the stockholders of Foster Wheeler Corporation or Parent or options outstanding under such plans. For all dates prior to the Effective Time, references in the Plan to "Common Shares" shall be deemed references to the common stock of Foster Wheeler Corporation. Foster Wheeler LLC and Foster Wheeler International Holdings, Inc., an indirect, wholly-owned subsidiary of Parent, have executed an agreement to unconditionally guarantee the Company's performance of its obligations under the Plan, effective as of the Effective Time.